SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): January 6, 2000


                         Knight/Trimark Group, Inc.
           --------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


    Delaware                000-14223                 22-3689303
 ---------------        --------------------      -----------------
 (State or Other        (Commission File No.)      (IRS Employer
 Jurisdiction of                                  Identification No.)
 Incorporation)


              525 Washington Boulevard, Jersey City, NJ 07310
      -----------------------------------------------------------------
        (Address of Principal Executive Offices, including Zip Code)


                            (201) 222-9400
      ------------------------------------------------------------------
            (Registrant's telephone number, including area code)


                                   N/A
       -----------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



 Item 2.   Acquisition or Disposition of Assets.

           On January 6, 2000 (the "KT Closing Date"), pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the 17th day of November, 1999, as amended, by and among KT Holding Company, a Delaware corporation ("Parent"), KT Acquisition I Corp., a Delaware corporation ("SubKT"), AH Acquisition I L.L.C., a Delaware limited liability company ("SubAH"), Knight/Trimark Group, Inc., a Delaware corporation ("KT"), Arbitrade Holdings LLC, a Delaware limited liability company ("AH") and Tarmachan Capital Management, Inc., Tarmachan Capital Co., Deephaven Inc., Gildor Trading, Inc., Irvin Kessler, Efraim Gildor, Peter Hajas, Merrill Ferguson and Mark Lyons (together, the "Members"), KT reorganized into a holding company structure as further described below. Separately, on January 12, 2000 (the "AH Closing Date"), pursuant to the terms of the Merger Agreement, Parent acquired from the Members all of the outstanding Class B membership interests of AH (the "AH Membership Interests").

           AH is a technologically advanced options market maker and asset manager, with operations in the U.S. and Europe.

           Parent, a newly formed holding company (which was originally named KT Holding Company but upon completion of the transactions assumed the name Knight/Trimark Group, Inc. while KT assumed the name Knight/Trimark, Inc.), formed two Delaware merger subsidiaries to undertake two separate transactions. One of such subsidiaries, SubKT, was merged with and into KT on the KT Closing Date (the "KT Merger"), while the second, SubAH, was merged with and into AH on the AH Closing Date (the "AH Merger"), with the result that each of KT and AH became wholly owned subsidiaries of Parent.

           The KT Merger was undertaken in the form of a holding company reorganization pursuant to the terms of Section 251(g) of the Delaware General Corporation Law. Such a reorganization did not require stockholder approval and resulted in the automatic exchange of shares of Class A Common Stock, par value $.01 per share, of KT for shares of Class A Common Stock, par value $.01 per share, of Parent, on a one-for-one basis. Following the closing of the KT Merger, the directors and officers of KT immediately prior to such closing hold the same offices with Parent. As a result of the KT Merger, KT is no longer a public company (but is rather a wholly owned subsidiary of Parent) and Parent replaced KT as the NASDAQ-listed publicly-owned company.

           In accordance with Delaware law, certificates that previously represented shares of Class A Common Stock of KT are automatically and without exchange deemed to represent shares of Class A Common Stock of Parent. The Class A Common Stock of Parent is listed on the Nasdaq National Market under the symbol "NITE".

           Pursuant to the terms of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Class A Common Stock, par value $.01 per share, of Parent, as successor issuer to KT, shall be deemed registered under Section 12(g) of the Exchange Act.

           Separately, the AH Merger resulted in AH becoming a wholly owned subsidiary of Parent. The Members received 10,505,001 shares of newly-issued Class A Common Stock of Parent in exchange for all outstanding Class B membership interests in AH, such shares of Class A Common Stock representing approximately 8.6% of the outstanding stock of Parent. The number of shares received by the Members was calculated based on an exchange ratio which was determined through arms-length negotiation.

           The foregoing description of the Merger Agreement contained in this Form 8-K is a brief summary of the provisions thereof but does not purport to be complete. This summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as an exhibit and incorporated herein by reference.


 Item 7.   Financial Statements, Pro Forma Financial Information and
           Exhibits.

 The following financial statements and pro forma financial information are hereto attached and filed as part of this report:

 (a)  Consolidated Financial Statements of Business Acquired:

                                                                         Page
                                                                         ----

      Consolidated Audited Financial Statements of Arbitrade Holdings LLC and Subsidiaries for the nine-months ended September 30, 1999 and for the years ended December 31, 1998 and 1997

       Report of Independent Auditors . . . . . . . . . . . . . . . . .  6
       Consolidated Statements of Financial Condition as of  September
         30, 1999 and December 31, 1998 . . . . . . . . . . . . . . . .  7
       Consolidated Statements of Operations for the nine-months ended
         September 30, 1999 and for the years ended December 31, 1998 and 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       Consolidated Statements of Members' Equity for the nine- months ended September 30, 1999 and for the years ended December 31,
         1998 and 1997  . . . . . . . . . . . . . . . . . . . . . . . .  9
       Consolidated Statements of Cash Flows for the nine-months ended
         September 30, 1999 and for the years ended December 31, 1998 and 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       Notes to Consolidated Financial Statements . . . . . . . . . . . 12

 (b)  Unaudited Pro Forma Condensed Combined Financial Statement
      Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
       Unaudited Pro Forma Condensed Combined Statement of
         Financial Condition as of September 30, 1999 . . . . . . . . . 29
       Unaudited Pro Forma Condensed Combined Statement of
         Operations for the nine-months ended September 30, 1999 . . . 30 Unaudited Pro Forma Condensed Combined Statement of
         Operations for the year ended December 31, 1998  . . . . . . . 31
       Unaudited Pro Forma Condensed Combined Statement of
         Operations for the year ended December 31, 1997  . . . . . . . 32
       Notes to Unaudited Pro Forma Condensed Combined Financial
         Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 33

 (c)  Exhibits

 Exhibit No.    Description

 2.1 Agreement and Plan of Merger, dated as of November 17, 1999, by and among KT Holding Company, a Delaware corporation, KT Acquisition I Corp., a Delaware corporation, AH Acquisition I L.L.C., a Delaware limited liability company, Knight/Trimark Group, Inc., a Delaware corporation, Arbitrade Holdings LLC, a Delaware limited liability company, Tarmachan Capital Management, Inc., Tarmachan Capital Co., Deephaven Inc., Gildor Trading, Inc., Irvin Kessler, Efraim Gildor, Peter Hajas, Merrill Ferguson and Mark Lyons, as amended by Amendment Number One thereto on December 14, 1999. (without exhibits)

 3.1 Amended and Restated Certificate of Incorporation of Knight/Trimark Group, Inc.

 3.2            By-Laws of Knight/Trimark Group, Inc.


                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                               KNIGHT/TRIMARK GROUP, INC.
                               (Registrant)

 DATE:  January 12, 2000       By:   /s/ Robert I. Turner
                                    -------------------------------
                               Name:   Robert I. Turner
                               Title:  Director, Executive Vice
                                       President and Chief Financial
                                       Officer


 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      Item 7(a).  Consolidated Financial Statements of Business Acquired


                    Report of Independent Auditors


 The Members
 Arbitrade Holdings LLC

 We have audited the accompanying consolidated statements of financial condition of Arbitrade Holdings LLC and subsidiaries as of September 30, 1999 and December 31, 1998, and the related consolidated statements of operations, members' equity and cash flows for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Arbitrade Holdings LLC and subsidiaries at September 30, 1999 and December 31, 1998, and the consolidated results of their operations and their cash flows for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.



 December 20, 1999

 /s/ Ernst & Young LLP



                  Arbitrade Holdings LLC and Subsidiaries
               Consolidated Statements of Financial Condition



                                                                 September 30,       December 31,
                                                                     1999               1998
                                                                 ---------------------------------
ASSETS
Cash                                                           $       173,240    $       323,079
Receivables from clearing brokers                                    2,794,424             33,732
Other receivables                                                    1,105,089            731,323
Loans receivable from members                                        9,460,721                  -
Securities owned                                                   411,414,083        310,812,032
Investments in private investment funds                             21,871,662          6,887,983
Other investments                                                    2,692,634          1,466,504
Exchange memberships, at cost                                        3,952,513          1,106,003
Property, leasehold improvements and equipment, net                  6,925,917          3,205,314
Intangibles, net                                                     6,494,636                  -
Other assets                                                           903,434          1,217,469
                                                               ------------------------------------
                                                               $   467,788,353    $   325,783,439
                                                               ====================================

LIABILITIES AND MEMBERS' EQUITY
Short-term borrowings                                          $     7,267,828    $     1,016,766
Securities sold, not yet purchased                                 325,344,324        219,261,420
Securities sold under agreements to repurchase                      10,269,533         11,191,000
Payables to clearing brokers                                        52,846,149         59,780,751
Payables to members                                                  2,927,227         12,101,837
Compensation payable                                                 7,510,163          6,588,550
Accrued expenses and other liabilities                               2,221,917         10,090,741
                                                               -------------------------------------
Total liabilities                                                  408,387,141        320,031,065

Members' equity                                                     59,401,212          5,752,374
                                                               -------------------------------------
Total liabilities and members' equity                          $   467,788,353    $   325,783,439
                                                               =====================================


See accompanying notes.




                               Arbitrade Holdings LLC and Subsidiaries
                                Consolidated Statements of Operations


                                                  Nine months ended
                                                    September 30,       Year ended December 31,
                                                        1999              1998           1997

REVENUES
Net trading revenue                                   $53,045,754       $47,207,083      $38,293,902
Asset management and incentive fees                    14,909,013         6,134,265        7,389,188
Interest and dividends                                  3,462,132         3,269,301        2,532,623
Other income                                            2,759,426         1,519,936          476,577
                                                     -------------------------------------------------
Total revenues                                         74,176,325        58,130,585       48,692,290
Interest and dividend expense                           4,647,256         2,872,603        3,131,634
                                                     -------------------------------------------------

Net revenues                                           69,529,069        55,257,982       45,560,656
                                                     -------------------------------------------------
OPERATING EXPENSES
Employee compensation and benefits                     17,022,084        14,701,359       13,113,807
Exchange, clearing and brokerage fees                   4,171,817         2,002,217        1,311,002
Exchange seat lease                                     2,630,308         3,003,282        1,233,095
Depreciation and amortization                           1,400,870         1,383,791          404,221
Communications and data processing                      1,012,362         1,104,296        1,033,661
Professional fees                                         905,547         1,112,158          779,837
Business development                                      711,027           548,939          269,082
Rent                                                      354,436           300,947          257,366
Other operating expenses                                1,928,407         1,371,563          429,672
                                                      ------------------------------------------------

Total operating expenses                               30,136,858        25,528,552       18,831,743
                                                      ------------------------------------------------
Income before income taxes                             39,392,211        29,729,430       26,728,913
Foreign income taxes                                            -           500,000                -
                                                      ------------------------------------------------

Net income                                             39,392,211        29,229,430      $26,728,913
                                                      ================================================

Less: net income allocable to Class A units
of membership interests                                17,633,605        12,678,082
                                                      -------------------------------
Net income allocable to Class B units of
membership interests                                  $21,758,606       $16,551,348
                                                      =============================

See accompanying notes.




                               Arbitrade Holdings LLC and Subsidiaries
                             Consolidated Statements of Members' Equity



                                                   Nine months ended
                                                      September 30,       Year ended December 31,
                                                          1999            1998              1997

Balance at beginning of period                       $  5,752,374       $14,227,231     $  9,063,566
    Member contributions                               21,100,568                 -        7,472,978
    Member redemptions                                          -        (8,474,857)      (2,894,399)
    Receivable for member contributions                (6,843,941)                -                -
    Member distributions                                        -       (29,229,430)     (26,143,827)
    Net income                                         39,392,211        29,229,430       26,728,913
                                                     -------------------------------------------------
Balance at end of period                              $59,401,212      $  5,752,374      $14,227,231
                                                     ==================================================


See accompanying notes.





                               Arbitrade Holdings LLC and Subsidiaries
                                Consolidated Statements of Cash Flows


                                                            Nine months
                                                               ended
                                                            September 30,    Year ended December 31,
                                                                1999          1998          1997

OPERATING ACTIVITIES
Net income                                                   $39,392,211  $  29,229,430  $26,728,913
Adjustments to reconcile net income to net cash
provided by operating activities:
    Depreciation and amortization                              1,400,870      1,383,791      404,221
    Equity in net income of private investment funds          (1,633,043)      (195,062)    (364,147)
    (Increase) decrease in receivables from clearing
      brokers                                                 (2,760,692)     5,561,058    4,593,962
    Increase in securities owned                             (67,602,051)  (191,580,704) (93,716,976)
    Decrease (increase) in other assets                          314,035       (687,115)    (527,952)
    Increase in other receivables                               (373,766)      (119,287)    (522,710)
    Increase in securities sold, not yet purchased            76,082,904    114,494,942   75,224,212
    (Decrease) increase in securities sold under
      agreements to repurchase                                  (921,467)    11,191,000            -
    (Decrease) increase in payables to clearing brokers       (6,934,602)    55,457,025    4,323,726
    Increase (decrease) in compensation payable                  921,613       (842,738)   6,375,220
    (Decrease) increase in accrued expenses and other
      liabilities                                                (33,987)     1,391,094     (109,408)
                                                            -------------------------------------------
Net cash provided by operating activities                     37,852,025     25,283,434   22,409,061

INVESTING ACTIVITIES
Purchases of property, leasehold improvements and
  equipment                                                   (5,048,500)    (2,439,659)  (1,719,154)
Investments in private investments funds                     (13,350,636)    (1,572,206)  (1,368,699)
Loans to members                                             (18,637,636)   (21,569,169)           -
Repayments of loans to members                                 9,176,915     21,569,169            -
Purchases of exchange memberships                             (2,846,510)             -   (1,106,003)
(Purchases)/sales of other investments, net                   (1,226,130)       983,555   (2,046,382)
Acquisition of specialist operations                          (9,567,609)             -            -
                                                            -------------------------------------------
Net cash used in investing activities                        (41,500,106)    (3,028,310)  (6,240,238)

FINANCING ACTIVITIES
Increase in short-term borrowings, net                         6,251,062      1,016,766            -
Member contributions                                          14,256,627              -    7,472,978
Member redemptions                                            (7,834,837)    (2,894,399)           -
Member distributions                                          (9,174,610)   (20,175,419) (23,611,489)
                                                             ------------------------------------------
Net cash provided by (used in) financing activities            3,498,242    (22,053,052) (16,138,511)
                                                             -------------------------------------------

Net (decrease) increase in cash                                 (149,839)       202,072       30,312
Cash at beginning of period                                      323,079        121,007       90,695
                                                             -------------------------------------------
Cash at end of period                                        $   173,240   $    323,079  $   121,007
                                                             ============================================

Supplemental disclosure of cash flow information
Cash paid for interest                                       $ 4,701,274   $  2,535,101  $ 2,719,422
Cash paid for foreign income taxes                                     -              -            -


See accompanying notes.





                  Arbitrade Holdings LLC and Subsidiaries

                 Notes to Consolidated Financial Statements


 1. Organization and Basis of Presentation

 Arbitrade Holdings LLC ("Holdings"), a holding company formed on January 1, 1998, is a Delaware limited liability company whose principal wholly-owned subsidiaries include Arbitrade, L.L.C. (formerly "NU Twins LLC"), Laboratory for Computerized Trading LLC ("LCT"), Arbitrade U.K. Ltd., Deephaven Capital Management LLC, Deephaven Capital LLC and Deephaven Investment Advisers LLC. Arbitrade, L.L.C. operates as a market maker in options and trader in equities, debt instruments and related exchange-traded derivatives. Arbitrade, L.L.C. is a registered broker-dealer with the Securities and Exchange Commission. Arbitrade U.K. Ltd. is a market maker in options and trader in equities and exchange-traded derivatives, trading on most major exchanges in Europe. LCT provides the technology support and development for Arbitrade, L.L.C., Arbitrade U.K. Ltd., and the Company's asset management business. Deephaven Capital Management LLC, Deephaven Capital LLC and Deephaven Investment Advisers LLC operate as investment managers and sponsors for a series of limited partnerships, offshore corporations and limited liability companies.

 As of January 1, 1998, the LLC interests of Arbitrade, L.L.C. and LCT were exchanged for LLC interests in Holdings. In addition, Deephaven Capital Management LLC and Deephaven Capital LLC were formed as operating subsidiaries of Holdings to continue the business previously done through Tarmachan Capital Management and Tarmachan Capital Co. (collectively, the "Tarmachan S corporations"), respectively. The assets and liabilities of the Tarmachan S corporations as of January 1, 1998, including the agreements to manage the assets of the private investment funds which had a carrying value of zero, were exchanged for LLC interests in Holdings. All assets and liabilities contributed in the formation of Holdings retained their then current carrying values due to the common ownership of the businesses before and after the formation of Holdings.

 Arbitrade U.K. Ltd. began trading operations on February 1, 1998 to carry on the business previously done by Kessler Asher Derivatives Gmbh ("Gmbh"). As of January 1, 1998, Gmbh and its parent, Kessler Asher International L.P., were wholly owned by Holdings. The net assets of Gmbh and Kessler Asher International L.P. as of February 1, 1998 were transferred to Arbitrade U.K. Ltd. as a capital contribution from Holdings. After the transfer, Gmbh and Kessler Asher International L.P. were liquidated.

 As of February 1, 1998, Deephaven Investment Advisers LLC was formed to serve as the investment manager and sponsor for a new group of private investment funds.

 The consolidated financial statements as of and for the nine months ended September 30, 1999 and the year ended December 31, 1998 include the accounts of Holdings and its wholly-owned subsidiaries (collectively, "the Company"). The combined financial statements for the year ended December 31, 1997 consist of the following predecessor companies of the Company, all under common control: NU Twins LLC, LCT, Tarmachan S corporations and Gmbh. The financial statements for all periods presented are presented in U.S. dollars. All significant intercompany balances and transactions have been eliminated. Certain items presented in prior year financial statements have been reclassified to conform with current year presentation.

 2. Summary of Significant Accounting Policies

 USE OF ESTIMATES

 Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 SECURITIES OWNED AND SECURITIES SOLD, NOT YET PURCHASED

 Securities owned and securities sold, not yet purchased are valued at market value based on quoted market prices. Unrealized gains and losses are reflected in principal transactions in the consolidated statements of operations. Securities sold, not yet purchased represent obligations of the Company to purchase the securities at prevailing market prices. The ultimate gains or losses realized are dependent upon the prices at which these securities are purchased to settle the obligation under the sales commitments. Securities transactions are recorded on the trade date. Receivables and payables relating to trades pending settlement are included in receivables from clearing brokers and payables to clearing brokers in the consolidated statements of financial condition.

 INVESTMENTS IN PRIVATE INVESTMENT FUNDS

 Investments in a series of limited partnerships, offshore corporations and limited liability companies (collectively, "private investment funds") are accounted for using the equity method, under which the Company's share of net income or loss is reflected in income as earned and distributions received, if any, are reductions of the investments.

 OTHER INVESTMENTS

 Other investments consist primarily of securities offered in private placements. These securities are valued as estimated in good faith by management in the absence of readily ascertainable market values. In valuing the investments, management takes into consideration factors such as the length of time since the investment was made, the financial condition and operating results of the issuer, recent sales prices of the issuer's securities, and the proportion of the issuer's securities owned. Because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the investments existed.

 FUTURES TRANSACTIONS

 Futures and options on futures contracts are valued at market value based on exchange settlement prices. Unrealized gains and losses on futures and options on futures contracts are reflected in net trading revenue in the consolidated statements of operations.

 RESALE AND REPURCHASE AGREEMENTS

 Securities purchased under agreements to resell ("resale agreements") and securities sold under agreements to repurchase ("repurchase agreements") are accounted for as collateralized financing transactions and are recorded at their contracted resale or repurchase amounts plus accrued interest. Counterparties are major financial institutions. The Company's policy is to take possession or control of securities with a market value in excess of the principal amount loaned, plus accrued interest, in order to collateralize securities purchased under agreements to resell. The Company monitors the market value of the underlying securities which collateralize the related receivable on resale agreements, including accrued interest, and requests additional collateral when deemed appropriate. Similarly, the Company is required to provide securities to counterparties in order to collateralize securities sold under agreements to repurchase.

 PROPERTY, LEASEHOLD IMPROVEMENTS AND EQUIPMENT

 Property, leasehold improvements and equipment are recorded at cost. Property and equipment is depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the respective lease term using the straight-line method. At September 30, 1999 and December 31, 1998, accumulated depreciation totaled $3,453,383 and $2,125,486, respectively.

 INTANGIBLES

 Intangibles are being amortized on a straight-line basis over 15 years.

 FOREIGN CURRENCIES

 Assets and liabilities in foreign currencies are translated into U.S. dollars using current exchange rates at the date of the consolidated statements of financial condition. Revenues and expenses are translated at average rates during the periods. The functional currency of the Company's wholly-owned foreign subsidiary is the U.S. dollar. The foreign exchange gains and losses resulting from these transactions are included in other operating expenses in the consolidated statements of operations.

 INCOME TAXES

 No provision has been made for U.S. federal and state income taxes as the taxable income or loss of the Company is included in the respective income tax returns of the members. A provision has been made for applicable foreign income taxes.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

 All of the Company's financial instruments are carried at fair value or amounts approximating fair value.

 COMPREHENSIVE INCOME

 The Company has adopted Statement of Financial Accounting Standards
 ("SFAS")
 No. 130, Reporting Comprehensive Income, that requires companies to report all changes in equity during a period, except those resulting from investments by owners and distributions to owners. The Company has not presented a consolidated statement of comprehensive income because it does not have any items of "other comprehensive income."

 RECENT ACCOUNTING PRONOUNCEMENTS

 In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires the disclosure of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which financial information is available and is evaluated regularly in deciding how to allocate resources and assess performance. SFAS No. 131 also requires the disclosure of profit or loss, certain specific revenue and expense items, and assets of all operating segments, with reconciliations of amounts presented in the financial statements. SFAS No. 131 also requires the disclosure of how the operating segments were determined, the products and services provided by the segments, differences between measurements used in reporting segment information and those used in the financial statements, and changes in the measurement of segment amounts from period to period. The Company adopted SFAS No. 131 in 1998.

 In March 1998, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). This statement requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company adopted SOP 98-1 as of January 1, 1999. Prior to the Company's adoption of SOP 98-1, the Company expensed its costs of developing computer software and capitalized the costs of computer software acquired from third parties. The effect of adopting SOP 98-1 was to increase net income for the nine months ended September 30, 1999 by $1,461,000.

 In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The new rules establish standards requiring that all derivative financial instruments be recognized and measured at fair value regardless of the purpose or intent for holding them. SFAS No. 133 also reduces certain previously required quantitative disclosures relating to derivative financial instruments held or issued for trading purposes. The Company adopted SFAS No. 133 in 1998 and the adoption did not have a significant impact on the Company's consolidated financial statements.

 3. Securities Owned and Securities Sold, Not Yet Purchased

 Securities owned and securities sold, not yet purchased consisted of the following:

                                               September 30,     December 31,
                                                  1999              1998

Securities owned:
       Equities                               $167,902,221       $106,463,740
       Options                                 233,452,944        193,101,352
       U.S. government obligations              10,058,918         11,246,940
                                              --------------------------------
                                              $411,414,083       $310,812,032
                                              ================================

Securities sold, not yet purchased:
       Equities                               $ 72,506,070       $ 39,214,266
       Options                                 252,838,254        180,047,154
                                              --------------------------------
                                              $325,344,324       $219,261,420
                                              ================================


 4. Short-Term Borrowings

 At September 30, 1999 and December 31, 1998, respectively, the Company had a $10,000,000 and an $8,000,000, respectively, credit facility with a bank under which it borrows on a revolving basis. The borrowing is collateralized with substantially all assets of the Company. Interest is variable based on prime plus one percent per annum and payable monthly. The Company pays a one half percent per annum commitment fee on the unused portion of the facility. The unused portion of the facility and interest rate at September 30, 1999 were $2,732,172 and 9.25%, respectively, and $6,983,234 and 8.75% at December 31, 1998, respectively.

 5. Investments in Private Investment Funds

 Deephaven Capital Management LLC, Deephaven Capital LLC and
 Deephaven Investment Advisers LLC are the investment managers and sponsors of private investment funds that engage in various trading strategies involving equities, debt instruments and derivatives. The Company owns interests in these private investment funds. Several members of Holdings also own interests in these private investment funds. Summary financial information for these private investment funds at September 30, 1999 and December 31, 1998, and for the nine and twelve months then ended, respectively, was as follows:

                                                  1999              1998
                                             ---------------------------------

    Total assets                             $1,562,814,952     $1,490,887,848
    Total liabilities                         1,214,703,275      1,162,742,176
    Total capital                               348,111,677        328,145,672
    Net income                                   66,929,404         11,713,888
    Company's carrying value                     21,871,662          6,887,983
    Company's pro rata share of net income        1,633,043            195,062


 The Company's pro rata share of net income from the above private investment funds for the year ended December 31, 1997 was $364,147. These amounts are included in other income in the consolidated statements of operations.

 The Company earns income from these private investment funds consisting of management and incentive fees, as provided for in each respective investment fund agreement. The Company earned fees of $14,909,013 for the nine months ended September 30, 1999, $6,134,265, for the year ended December 31, 1998 and $7,389,188 for the year ended December 31, 1997.

 6. Acquisition of Specialist Operations

 Effective July 21, 1999, the Company acquired the partnership interests of Gargoyle Specialists L.P. ("Gargoyle") for an aggregate purchase price of $9,567,609. Gargoyle was a member of the American Stock Exchange and operated as a specialist in options on this exchange. The excess purchase price over fair value of net assets acquired of $6,567,609 has been reflected as intangibles in the consolidated statements of financial condition. The operations of Gargoyle are conducted in Arbitrade, L.L.C. and Gargoyle was dissolved as of the date of acquisition.

 The following unaudited pro forma operating results of the Company assume that the Gargoyle acquisition had occurred at the beginning of each period presented. In addition to combining the historical results of operations of the two companies, the unaudited pro forma results include adjustments for the estimated effect of purchase accounting on the Company's results.

                          Nine months ended         Year ended December 31
 (in millions)            September 30, 1999         1998           1997
----------------------------------------------------------------------------
 Net revenues               $  70.8                  $ 63.8        $ 50.3
 Net income                    40.0                    35.9          29.1

 The unaudited pro forma information may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

 7. Related Party Transactions

 Members of Holdings may receive loans from Holdings. These loans, which are payable on demand, are charged interest based on 6% per annum of the loan amount. Interest income on these loans is included in other income in the consolidated statements of operations and amounted to $638,865 for the nine months ended September 30, 1999, $527,827 for the year ended December 31, 1998 and $0 for the year ended December 31, 1997.

 Certain personnel and administrative expenses incurred by the investment managers of the private investment funds are charged to the funds. Such expenses totaled $1,160,313 for the nine months ended September 30, 1999, and $2,450,702 and $1,633,765 for the years ended December 31, 1998 and 1997, respectively.

 8. Regulatory Matters

 Arbitrade, L.L.C. is subject to the Securities and Exchange Commission's ("SEC") Uniform Net Capital Rule ("Rule 15c3-1"), which requires the maintenance of minimum net capital. Arbitrade, L.L.C. has elected to compute net capital using the alternative method, permitted by the Rule, which requires that Arbitrade, L.L.C. maintain minimum net capital, as defined, equal to $250,000. At September 30, 1999, Arbitrade, L.L.C. had net capital and net capital requirements of approximately $9,529,000 and $250,000, respectively.

 Arbitrade U.K. Ltd. is also subject to capital adequacy requirements of the Securities and Futures Authority Limited in the United Kingdom. As of September 30, 1999, Arbitrade U.K. Ltd. was in compliance with its capital adequacy requirements.

 Advances, dividend payments and other equity distributions from regulated subsidiaries may be restricted by the regulations of various regulatory agencies. These restrictions may limit the amounts that these subsidiaries pay as dividends or advances to Holdings.

 9. Commitments and Contingencies

 The Company rents office space under leases containing operating expense escalation clauses. The Company's principal lease is cancelable upon 90 days' written notice. At September 30, 1999, future non-cancelable minimum commitments under leases with remaining terms exceeding one year were as follows:

 Three months ended December 31, 1999               $  168,761
 2000                                                  664,727
 2001                                                  453,726
 2002                                                  374,935
 2003                                                  323,557
 2004                                                  307,539
 Thereafter                                            396,359
                                                    -----------
                                                    $2,689,604
                                                    ===========

 Rent expense for the nine months ended September 30, 1999 was $354,436 and for the years ended December 31, 1998 and 1997 was $300,947 and $257,366, respectively.

 In 1999, the Company purchased Class A and Class B membership units in the International Securities Exchange LLC (ISE) for an aggregate purchase price of $22,500,000. The Company has paid $375,000, with the balance to be paid based on and contingent upon trades executed on the ISE. The ISE is not currently operational and there is no definitive date set for the commencement of its operations.

 Although the Company is a defendant in legal proceedings arising out of the normal course of business, there are no legal proceedings which, in the opinion of management and counsel, would have a material impact on the Company's consolidated financial statements.

 10. Employee Benefit Plan

 The Company sponsors a 401(k) profit sharing plan (the "Plan") in which substantially all of its employees are eligible to participate. Under the terms of the Plan, the Company is required to make annual contributions to the Plan equal to 50% of the contributions made by its employees, up to certain limitations. The total expense with respect to the Plan for the nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997 was $150,000, $71,000 and $0, respectively.

 11. Members' Equity

 At September 30, 1999, December 31, 1998 and January 1, 1998 there were 1,000 Class A units of membership interests ("working interests") outstanding. At September 30, 1999, December 31, 1998 and January 1, 1998 there were 55,000,000, 33,899,432 and 42,374,289 Class B units of membership interests ("capital interests") outstanding, respectively. Both classes have voting rights and share in the allocation of net income or loss of the Company, as defined in the LLC Operating Agreement. Only Class B units represent ownership in the equity of the Company.

 As of December 31, 1998, one member terminated his interest in the Company and redeemed his Class B capital interests. This redemption, totaling $8,474,857, is included in accrued expenses and other liabilities at December 31, 1998 in the consolidated statements of financial condition.

 Effective January 1, 1999, a total of 15,950,000 Class B units of membership interests were issued to three new members and an additional 5,150,568 Class B units of membership interests were issued to two existing members. At September 30, 1999, a receivable from one new member and two existing members for $6,843,941 to purchase Class B units of membership interests has been netted in members' equity in the consolidated statements of financial condition. As of December 20, 1999, $279,474 of the receivable remained unpaid.

 12.  Derivative Financial Instruments

 Derivative contracts are financial instruments whose value is based upon an underlying asset, index, reference rate or a combination of these factors. The Company uses derivative financial instruments as part of its market-making and trading business and its overall risk management process. These financial instruments, which generally include exchange-traded options, options on futures and futures contracts, expose the Company to varying degrees of market and credit risk. The Company records its derivative trading activities at market value and unrealized gains and losses are recognized currently.

 13.  Agreements with Clearing Brokers

 The Company has clearing agreements with three clearing brokers. The Company earns interest income and/or incurs interest expense on substantially all balances due from/to these clearing brokers. At September 30, 1999 and December 31, 1998, substantially all of the Company's securities owned, securities sold, not yet purchased and receivables/payables from/to clearing brokers are amounts held by or due from/to these clearing brokers.

 14.  Business Segment and Geographic Information

 The Company has two reportable segments: market making and trading, and asset management. The market making and trading segment includes the operations of Arbitrade, L.L.C., Arbitrade U.K Ltd. and Gmbh, and includes market making in options and trading in equities, debt instruments and related exchange-traded derivatives. The asset management segment includes the operations of Deephaven Capital Management LLC, Deephaven Capital LLC and Deephaven Investment Advisers LLC (or its predecessor entities) and consists of investment management operations and sponsorships for a series of private investment funds.

 The Company evaluates performance and allocates resources based on profit from operations before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company's revenues, net revenues, income (loss) before income taxes and assets by segment are summarized below.


                                                   MARKET MAKING          ASSET                       CONSOLIDATED
                                                   AND TRADING         MANAGEMENT       OTHER(1)          TOTAL
                                                   ----------------------------------------------------------------

Nine months ended September 30, 1999:
       Revenues                                     $  56,507,887      $16,542,056   $ 1,126,382       $ 74,176,325
       Net revenues                                    51,860,630       16,542,056     1,126,383         69,529,069
       Income (loss) before income taxes               30,764,601       13,181,573    (4,553,963)        39,392,211
       Assets                                         429,372,255       26,040,785    12,375,313        467,788,353

Year ended December 31, 1998:
       Revenues                                     $  50,476,384      $ 6,329,327   $ 1,324,874       $ 58,130,585
       Net revenues                                    47,603,781        6,329,327     1,324,874         55,257,982
       Income (loss) before income taxes               30,702,840        2,415,851    (3,889,261)        29,229,430
       Assets                                         314,226,041        9,424,514     2,132,884        325,783,439

Year ended December 31, 1997:

       Revenues                                     $  40,938,955      $ 7,753,335   $         -       $ 48,692,290
       Net revenues                                    37,807,321        7,753,335             -         45,560,656
       Income (loss) before income taxes               23,084,874        5,616,779    (1,972,740)        26,728,913
       Assets                                         129,319,003        6,110,517     1,486,218        136,915,738

 (1) Other revenues consists principally of other income and interest income not attributable to either segment. Other assets principally reflects total assets of LCT and loans receivable from members. These items are not separately identifiable to either segment.



 The Company's net revenues by geographic area are summarized below. Amounts are determined principally by the respective legal jurisdiction of the Company's subsidiaries.

                       Nine months ended
                         September 30,         Year ended December 31,
                             1999               1998             1997
                      -------------------------------------------------------

 United States           $ 68,088,422           $ 51,289,777    $ 42,908,195
 Europe                     1,440,647              3,968,205       2,652,461
                      -------------------------------------------------------
 Total                   $ 69,529,069           $ 55,257,982    $ 45,560,656
                      =======================================================

 Income (loss) before income taxes included $(534,728) and $1,148,334 of earnings attributable to Arbitrade U.K. Ltd. for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively. Income before income taxes included $1,595,023 of earnings attributable to Gmbh for the year ended December 31, 1997.

 15.  Subsequent Events

 On November 17, 1999, the Company signed a definitive agreement to merge with Knight/Trimark Group, Inc. The transaction is subject to regulatory approval and is expected to close in early 2000.

 16.  Year 2000 Readiness Disclosure (Unaudited)

 Like other financial and business organizations worldwide, the Company could be adversely affected if computer systems on which the Company relies, which primarily include those used by the Company and its service providers, are unable to correctly process date-related information on and after January 1, 2000. This risk is commonly called the Year 2000 Issue. Failure to successfully address the Year 2000 Issue could result in interruptions to, and other material adverse effects on, the Company's business and operations. The Company has commenced a review of the Year 2000 Issue as it may affect its business and is taking steps it believes are reasonably designed to address the Year 2000 Issue, although there can be no assurances that these steps will be sufficient. In addition, there can be no assurances that the Year 2000 Issue will not have an adverse effect on the companies whose securities are held by the Company or on global markets or economies generally.


    Item 7(b). Unaudited Pro Forma Condensed Combined Financial Statement Information

    The following unaudited Pro Forma Condensed Combined Statement of Financial Condition and unaudited Pro Forma Condensed Combined Statements of Operations ("Pro Forma Condensed Combined Financial Statement
 Information") are based upon the historical consolidated financial statements of Knight/Trimark Group, Inc. ("Knight/Trimark") and Arbitrade Holdings LLC ("Arbitrade").

    The historical information for Knight/Trimark included in the Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of September 30, 1999 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1999 is derived from the unaudited consolidated financial statements of Knight/Trimark which, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements of Knight/Trimark for the years ended December 31, 1998 and 1997, and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such period. The historical information for Knight/Trimark included in the Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 1998 and 1997 have been derived from the audited consolidated financial statements of Knight/Trimark for the years ended December 31, 1998 and 1997, which statements are not included in this Form 8-K.

    The historical information for Arbitrade included in the Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of September 30, 1999 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997 have been derived from the audited consolidated financial statements of Arbitrade for such periods, which statements are included elsewhere in this Form 8-K.

    The unaudited Pro Forma Condensed Combined Statement of Financial Condition as of September 30, 1999 gives pro forma effect to the merger of a wholly owned subsidiary of Knight/Trimark with and into Arbitrade (the "Merger") and the issuance of 10,505,001 shares of Knight/Trimark class A common stock to the holders of the outstanding class B membership interests of Arbitrade as if such transactions occurred as of September 30, 1999.
 The Merger will be accounted for as a pooling of interests.

    The unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997 give pro forma effect to the Merger as if it occurred as of January 1, 1997.

    The unaudited Pro Forma Condensed Combined Financial Statement Information and accompanying notes should be read in conjunction with the historical consolidated financial statements of Knight/Trimark and Arbitrade. The unaudited Pro Forma Condensed Combined Financial Statement Information presented is not necessarily indicative of the results of operations that might have occurred had the Merger actually taken place as of the dates specified, or that may be expected to occur in the future.


                         Unaudited Pro Forma Condensed Combined Statement of Financial Condition
                                                as of September 30, 1999


                                                       HISTORICAL
                                         --------------------------------------
                                                                                     PRO FORMA           PRO FORMA
                                              KNIGHT/TRIMARK       ARBITRADE        ADJUSTMENTS          COMBINED
                                              --------------       ---------        -----------          ---------

ASSETS
Cash and cash equivalents                $       265,298,079   $        173,240                -    $     265,471,319
Securities owned, at market value                100,822,606        411,414,083                -          512,236,689
Receivable from clearing brokers                 107,738,486          2,794,424                -          110,532,910
Other assets                                      60,295,628         53,406,606                -          113,702,234
                                         -------------------   ----------------  ---------------    -----------------

Total assets                             $       534,154,799   $    467,788,353                -    $   1,001,943,152
                                         ===================   ================  ===============    =================

LIABILITIES AND STOCKHOLDERS'
(MEMBERS') EQUITY
Liabilities
  Securities sold, not yet purchased,
    at market value                      $        86,789,389   $    325,344,324                -    $     412,133,713
  Payable to clearing brokers                              -         52,846,149                -           52,846,149
  Accrued compensation payable                    21,442,851          7,510,163                -           28,953,014
  Distributions payable to members                         -          2,927,227      $21,401,212(a)        24,328,439
  Other liabilities                               25,920,295         19,759,278                -           45,679,573
                                         -------------------   ----------------  ---------------    -----------------

Total liabilities                                134,152,535        408,387,141       21,401,212          563,940,888
                                         -------------------   ----------------  ---------------    -----------------

Stockholders' equity / Members' equity
  Class A common stock                             1,113,342                  -          105,050(a)         1,218,392
  Additional paid-in capital                     259,634,209                  -       37,894,950(a)       297,529,159
  Retained earnings                              139,254,713                  -                -          139,254,713
  Members' equity                                          -         59,401,212      (59,401,212)(a)                -
                                         -------------------   ----------------  ---------------    -----------------
Total stockholders' (members') equity            400,002,264         59,401,212      (21,401,212)         438,002,264
                                         -------------------   ----------------  ---------------    -----------------

Total liabilities and stockholders'
(members') equity                        $       534,154,799   $    467,788,353    $           -    $   1,001,943,152
                                         ===================   ================  ===============    =================



                         Unaudited Pro Forma Condensed Combined Statement of Operations for the
                                          Nine Months Ended September 30, 1999


                                                    HISTORICAL
                                        --------------------------------------
                                                                                     PRO FORMA           PRO FORMA
                                          KNIGHT/TRIMARK         ARBITRADE          ADJUSTMENTS          COMBINED
                                          --------------         ---------          -----------          ---------
REVENUES
Net trading revenue                     $      524,423,136    $     53,045,754                  -     $   577,468,890
Asset management and incentive fees                      -          14,909,013                  -          14,909,013
Interest, net and other income                  19,868,314           1,574,302                  -          21,442,616
                                        ------------------    ----------------     --------------     ---------------
 Total revenues                                544,291,450          69,529,069                  -         613,820,519
                                        ------------------    ----------------     --------------     ---------------

EXPENSES
Employee compensation and benefits             164,428,927          17,022,084     $    6,705,707 (b)     188,156,718
Payments for order flow                         98,850,716                   -                  -          98,850,716
Execution and clearance fees and
   exchange seat leases                         57,472,143           6,802,125                  -          64,274,268
Other expenses                                  38,377,420           6,312,649                  -          44,690,069
                                        ------------------    ----------------     --------------     ---------------
Total expenses                                 359,129,206          30,136,858          6,705,707         395,971,771
                                        ------------------    ----------------     --------------     ---------------
   Income before income taxes                  185,162,244          39,392,211        (6,705,707)         217,848,748
Income tax expense                              75,718,212                   -                             75,718,212
Pro forma income tax expense                             -                   -         13,891,764 (c)      13,891,764
                                        ------------------    ----------------     --------------     ---------------
   NET INCOME                           $      109,444,032    $     39,392,211     $ (20,597,471)     $   128,238,772
                                        ==================    ================     ==============     ===============

Basic earnings per share                $             1.00                                            $          1.06
                                        ==================                                            ===============
Diluted earnings per share              $             0.95                                            $          1.02
                                        ==================                                            ===============

Shares used in basic earnings per share
  calculation                                  109,921,171                             10,505,001 (d)     120,426,172
                                        ==================                         ==============     ===============
Shares used in diluted earnings per
  share calculation                            114,843,985                             10,505,001 (d)     125,348,986
                                        ==================                         ==============     ===============




                         Unaudited Pro Forma Condensed Combined Statement of Operations for the
                                              Year Ended December 31, 1998


                                                HISTORICAL
                                  ---------------------------------------
                                                                                 PRO FORMA              PRO FORMA
                                    KNIGHT/TRIMARK          ARBITRADE           ADJUSTMENTS              COMBINED
                                    --------------          ---------           -----------             ----------
REVENUES
Net trading revenue               $      348,098,874     $     47,207,083                     -      $    395,305,957
Asset management and
   incentive fees                                  -            6,134,265                     -             6,134,265
Interest, net and other income             7,634,195            1,916,634                     -             9,550,829
                                  ------------------     ----------------    ------------------      ----------------
Total revenues                           355,733,069           55,257,982                     -           410,991,051
                                  ------------------     ----------------    ------------------      ----------------

EXPENSES
Employee compensation and
   benefits                              108,002,843           14,701,359    $        5,096,915 (b)       127,801,117
Payments for order flow                   82,512,214                    -                     -            82,512,214
Execution and clearance fees
   and exchange seat leases               45,563,751            5,005,499                     -            50,569,250
Other expenses                            31,302,025            5,821,694                     -            37,123,719
                                  ------------------     ----------------    ------------------      ----------------
Total expenses                           267,380,833           25,528,552             5,096,915           298,006,300
                                  ------------------     ----------------    ------------------      ----------------
  Income before income taxes              88,352,236           29,729,430           (5,096,915)           112,984,751
Income tax expense                        21,751,209              500,000                     -            22,251,209
Pro forma income tax expense              15,798,491                    -             9,968,819 (c)        25,767,310
                                  ------------------     ----------------    ------------------      ----------------
  NET INCOME                      $       50,802,536     $     29,229,430    $     (15,065,734)      $     64,966,232
                                  ==================     ================    ==================      ================

Basic and diluted earnings per
  share                           $             0.53                                                 $           0.63
                                  ==================                                                 ================

Shares used in basic and diluted
  earnings per share calculation          95,022,222                                  8,093,490 (d)       103,115,712
                                  ==================                         ==================      ================



                         Unaudited Pro Forma Condensed Combined Statement of Operations for the
                                              Year Ended December 31, 1997


                                                HISTORICAL
                                  ---------------------------------------
                                                                                     PRO FORMA              PRO FORMA
                                      KNIGHT/TRIMARK         ARBITRADE              ADJUSTMENTS             COMBINED
                                      --------------         ---------              -----------            -----------
REVENUES

Net trading revenue               $      223,922,643   $       38,293,902                        -    $   262,216,545
Asset management and
   incentive fees                                  -            7,389,188                        -          7,389,188
Interest, net and other income             2,744,003            (122,434)                        -          2,621,569
                                  ------------------   ------------------   ----------------------    ---------------
Total revenues                           226,666,646           45,560,656                        -        272,227,302
                                  ------------------   ------------------   ----------------------    ---------------

EXPENSES
Employee compensation and
   benefits                               57,716,994           13,113,807   $            4,646,837(b)      75,477,638
Payments for order flow                   66,912,040                    -                        -         66,912,040
Execution and clearance fees
   and exchange seat leases               32,068,573            2,544,097                        -         34,612,670
Other expenses                            19,891,806            3,173,839                        -         23,065,645
                                  ------------------   ------------------   ----------------------    ---------------
Total expenses                           176,589,413           18,831,743                4,646,837        200,067,993
                                  ------------------   ------------------   ----------------------    ---------------
  Income before income taxes              50,077,233           26,728,913              (4,646,837)         72,159,309
Income tax expense                                 -                    -                        -                  -
Pro forma income tax expense              21,282,824                    -                9,384,882(c)      30,667,706
                                  ------------------   ------------------   ----------------------    ---------------
  NET INCOME                      $       28,794,409   $       26,728,913   $         (14,031,719)    $    41,491,603
                                  ==================   ==================   ======================    ===============

Basic and diluted earnings per
   share                          $             0.34                                                  $          0.44
                                  ==================                                                  ===============

Shares used in basic and diluted
earnings per share calculation            85,603,272                                     8,093,490(d)      93,696,762
                                  ==================                        ======================    ===============



    Notes to Unaudited Pro Forma Condensed Combined Financial Statements


 1.  BASIS OF PREPARATION

 As permitted by the rules and regulations of the Securities and Exchange Commission, the Unaudited Pro Forma Condensed Combined Statement of Financial Condition and Unaudited Pro Forma Condensed Combined Statements of Operations are presented on a condensed basis.

 2.  PRO FORMA ADJUSTMENTS

 (a) Stockholders' Equity / Members' Equity - Adjustments to reflect the issuance of 10,505,001 shares of Knight/Trimark class A common stock in the Merger, and the estimated distributions payable to members of Arbitrade from undistributed income of Arbitrade in accordance with Arbitrade's annual distribution policy as if September 30, 1999 was the end of Arbitrade's fiscal period.

 (b) Compensation and Benefits for Arbitrade's Members - As Arbitrade has operated historically as a limited liability company ("LLC"), compensation and benefits to Arbitrade's members ("Members' Compensation") was accounted for as distributions of members' equity rather than as compensation expense. As a result, the historical compensation expense and income before income taxes of Arbitrade for the periods presented did not reflect Members' Compensation.

 In connection with the closing of the Merger, each of Arbitrade's members signed an employment agreement with Arbitrade, which will become effective
 as of the closing date of the Merger.   Such employment agreements entitle
 Arbitrade's members to annual compensation that includes a base salary and participation in Arbitrade's sub-pool of the Knight/Trimark Profit-Pool Incentive Plan. Arbitrade's sub-pool will equal 15% of the before-tax profits earned by Arbitrade during each fiscal quarter, and will be allocated on a quarterly basis by the executive officers of Arbitrade.

 Accordingly, Knight/Trimark has estimated the historical compensation expense for Arbitrade's members for the periods presented based on the employment agreements with Arbitrade's members discussed above. As a result, pro forma compensation and benefits expense of $6,705,707, $5,096,915 and $4,646,837 has been recorded on the Unaudited Pro Forma

 Condensed Combined Statements of Operations for the nine months ended September 30, 1999 and for the years ended December 31, 1998 and 1997, respectively.

 (c) Pro Forma Provision for Income Taxes - As Arbitrade has operated as an LLC since inception, the historical results for all periods presented have been adjusted to reflect a pro forma provision for income taxes at an effective tax rate of 42.5% for Arbitrade. Prior to its initial public offering in July 1998, Knight/Trimark also operated as an LLC.
 Accordingly, the historical statement of operations for the years ended December 1997 and 1998 reflect a pro forma provision for income taxes as if Knight/Trimark was a taxable entity for all periods presented.

 (d) Pro Forma Basic and Diluted Average Common Shares Outstanding - Adjustments to the shares used in the basic and diluted earnings per share calculations for the periods presented to reflect the Knight/Trimark class A common stock that would have been issued in exchange for outstanding class B membership interests of Arbitrade based on the exchange ratio applicable upon the closing of the Merger.


                               EXHIBIT INDEX


2.1 Agreement and Plan of Merger, dated as of November 17, 1999, by and among KT Holding Company, a Delaware corporation, KT Acquisition I Corp., a Delaware corporation, AH Acquisition I L.L.C., a Delaware limited liability company, Knight/Trimark Group, Inc., a Delaware corporation, Arbitrade Holdings LLC, a Delaware limited liability company, Tarmachan Capital Management, Inc., Tarmachan Capital Co., Deephaven Inc., Gildor Trading, Inc., Irvin Kessler, Efraim Gildor, Peter Hajas, Merrill Ferguson and Mark Lyons, as amended by Amendment Number One thereto on December 14, 1999. (without exhibits)

 3.1       Amended and Restated Certificate of Incorporation of
           Knight/Trimark Group, Inc.

 3.2       By-Laws of Knight/Trimark Group, Inc.